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Pepco Holdings, Inc

1st Quarter Earnings Conference Call
May 6, 2011

Some of the statements contained in today’s presentation are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created by the Private Securities
Litigation Reform Act of 1995. These statements include declarations regarding Pepco Holdings’ intents, beliefs and current expectations. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,”
“expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or other comparable terminology. Any forward-looking statements are not guarantees of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause PHI’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained herein are qualified in their entirety by reference to the following important factors, which are difficult to predict, contain uncertainties, are beyond
Pepco Holdings’ control and may cause actual results to differ materially from those contained in forward-looking statements:
prevailing governmental policies and regulatory actions affecting the energy industry, including allowed rates of return, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of transmission and distribution facilities, and the recovery of purchased power expenses; changes in and compliance with environmental and safety laws and policies; weather conditions; population growth rates and demographic patterns; general economic conditions, including potential negative impacts resulting from an economic downturn; changes in tax rates or policies or in rates of inflation; changes in accounting standards or practices; changes in project costs; unanticipated changes in operating expenses and capital expenditures; the ability to obtain funding in the capital markets on favorable terms; rules and regulations imposed by Federal and/or state regulatory commissions, PJM, the North American Electric Reliability Corporation
and other applicable electric reliability organizations; legal and administrative proceedings (whether civil or criminal) and settlements that influence PHI’s business and profitability; pace of entry into new markets; volatility in customer demand for electricity and natural gas; interest rate fluctuations and credit and capital market conditions; and effects of geopolitical events, including the threat of domestic terrorism. Any forward-looking statements speak only as to the date of this presentation and
Pepco Holdings undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for Pepco Holdings to predict all such factors, nor can Pepco Holdings assess the impact of any such factor on Pepco Holdings’ business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing review of factors should not be construed as exhaustive. Readers are referred to the most recent reports filed with the Securities and Exchange Commission.
Safe Harbor Statement

pepco
RELIABILITY
IMPROVEMENT
WORK IN
PROGRESS

- Expanding tree trimming
- Improving overhead power lines
- Replacing aging infrastructure
- Meeting increases in energy demand
- Installing advanced technologies
- Putting selected cables under ground
- Improving substation supply lines

Pepco Holdings, Inc

Improving System Reliability is a Top Priority

Reliability Enhancement Plan

Combines smart grid technology with energy efficiency programs to help customers control their energy use and cost, while providing earnings potential for

	Pepco		Delmarva Power		Atlantic City Electric
	DC	MD	MD	DE	NJ
Decoupling	Implemented November 2009	Implemented June 2007	Implemented June 2007	Implementation pending final PSC approval	No request pending
Forecasted 2011 % of Distribution Revenue	24%	40%		14%	22%
Advanced Metering Infrastructure	Meter installation underway (to be completed 4Q2011), regulatory asset approved	Meter deployment approved (installation to begin 2Q2011), regulatory asset approved	Meter deployment pending (subject to PSC approval of adjusted business case and implementation of PSC-approved customer education/ communication plan)	Meter installation underway (to be completed 2Q2011), regulatory asset approved, meter activation underway (to be completed 3Q2011)	Deferred
Energy Efficiency and Demand Response Programs	Revised demand response proposal to be filed. Sustainable Energy Utility (SEU) to be established for energy efficiency	Demand response and energy efficiency programs approved, recovery through a surcharge	Demand response and energy efficiency programs approved, recovery through a surcharge	Regulatory asset approved for demand response as part of AMI, demand response program to be filed. Energy efficiency managed by SEU	Demand response programs approved, recovery through a surcharge
Innovative rate structure	Dynamic pricing proposals pending	Critical Peak Rebate form of dynamic pricing approved in concept	Critical Peak Rebate form of dynamic pricing approved in concept pending AMI deployment authorization	Critical Peak Rebate form of dynamic pricing proposal pending	Deferred

Pepco Holdings, Inc

Note: See Safe Harbor Statement at the beginning of today’s presentation.
Blueprint - Project Status by Jurisdiction

(Millions of Dollars)	Delmarva Power DE Gas Case - Docket 10-237 Final Position	Proposed Settlement[1]
Date	12/3/10	2/9/11
Adjusted Rate Base	$236.5	N/A
Equity Ratio	48.3%	48.3%
Return on Equity	11.0%[2]	10.0%
Revenue Requirement	$10.2	$5.8
Residential Total Bill % Increase	5.1%	2.8%

Pepco Holdings, Inc

(1) The settlement is subject to the approval of the Delaware Public Service Commission
(2) Requested return on equity position without revenue decoupling is 11.25%
• Interim rates
 – Interim rate increase of $2.5 million put into effect August 31, 2010, subject to refund
 – Balance of requested increase put into effect February 2, 2011, subject to refund
• Decoupling status
 – Parties agreed to defer the request to place revenue decoupling into effect until an implementation plan is developed
Distribution Rate Cases - Proposed Settlement
Delmarva Power - Delaware Gas

(Millions of Dollars)	DPL [1]	Staff	OPC [2]
Adjusted Rate Base	$344.6	$344.5	$332.1
Equity Ratio	49.81%	49.81%	49.81%
Return on Equity	10.75%	9.68%	9.50%
Revenue Requirement	$17.8	$14.8	$9.7
Regulatory Lag Mechanisms Supported	Yes	No	No
Revenue Requirement Equating to 25 Basis Point Change in ROE	$0.7M		

	Procedural Schedule
Initial Filing Date	12/21/10
Staff/Intervenors Testimony	4/11/11
Rebuttal Testimony	5/10/11
Evidentiary Hearings	5/31 - 6/7/11
Initial Briefs	6/20/11
Reply Briefs	6/27/11
Expected Timing of Decision	7/19/11

Pepco Holdings, Inc

(1)  Current filed position as of 2/28/11, except revenue requirement which remains at the original filed position
(2) Office of People’s Counsel
Note: See Safe Harbor Statement at the beginning of today’s presentation.
Drivers of requested increase:
• Under-earning at current authorized
 ROE
• Reliability investment
Distribution Rate Cases - Pending
Delmarva Power - Maryland

• Filing includes:
 – Comprehensive discussion of regulatory lag and its negative effects
 – Perspective of investors by addition of a new Company witness
• Two regulatory lag mitigation measures proposed in filing:
 – Reliability Investment Recovery Mechanism - Provides full and timely recovery of future capital investments related to distribution system reliability
 – Annual Rate Review Process - Adjusts rates annually using actual financial data and the return on equity approved in the most recent case to calculate the revenue requirement which is then used as the basis for rate adjustments
Distribution Rate Cases - Pending
Delmarva Power - Maryland (continued)

Distribution Rate Cases - The Next Cycle
Note: See Safe Harbor Statement at the beginning of today’s presentation.
• Preliminary Filing Cycle   Tentative Filing Date
 – Delmarva Power MD   Filed December 2010
 – Pepco DC      2Q2011
 – Atlantic City Electric NJ   3Q2011
 – Pepco MD      4Q2011
 – Delmarva Power DE - Electric  4Q2011
 – Delmarva Power DE - Gas    1Q2013
• Filing cycle may be altered by financial projections and other considerations

Baltimore
Dover
Washington, DC
Burches Hill
Chalk Pt.
Possum Pt.
Cambridge
Georgetown
Indian River
Calvert Cliffs
Vienna
Salisbury
North Anna
MAPP HVAC Power Line
MAPP HVDC Power Line
Nuclear Generation
Fossil Generation
Substation
AC/DC Converter Station

- PJM released new load forecast in December showing significantly reduced loads
- PJM is developing the 2011 transmission plan based on reduced load forecast; expected to be completed August 2011
- Outcome of PJM's review could result in a delay of in-service date beyond current in-service date of June 1, 2015

Pending Regulatory Approvals

- Requested six month delay to procedural schedule for CPCN case in Maryland to allow for completion of PJM review; proposed revision to schedule calls for direct testimony in December 2011 and evidentiary hearings in March 2012
- Field reviews with state and federal environmental agencies are substantially completed for Southern Maryland portion
- Delaware and Maryland state environmental permits filed in April 2011

Pepco Holdings, Inc

Mid-Atlantic Power Pathway - Project Update
Total Projected Construction Cost: $1.2 billion
Current In-Service Date: June 2015
FERC Approved ROE: 12.8%
Note: See Safe Harbor Statement at the beginning of today’s presentation.
 PJM
 • DOE Environmental Impact Statement underway:
 public comment sessions were held during week
 of March 21, 2011

(Millions of Dollars)	2011	2012	2013	2014	2015	5 Year Total
Distribution:						
Customer Driven (new service connections, meter installations, highway relocations)	$ 124	$ 133	$ 141	$ 141	$ 148	$ 687
Reliability (facility replacements/upgrades for system reliability)	314	285	275	273	272	1,419
DOE Reimbursement[1]	(12)	(9)	(4)	-	-	(25)
Load (new/upgraded facilities to support load growth)	73	61	67	112	124	437
Distribution - Blueprint:						
Advanced Metering Infrastructure (AMI) [2]	128	59	8	92	-	287
DOE Reimbursement[1]	(58)	(17)	-	-	-	(75)
Transmission:						
Customer Driven	8	7	6	10	12	43
Reliability (facility replacements/upgrades for system reliability)	39	21	24	15	11	110
Load and Other	198	197	167	112	148	822
Mid Atlantic Power Pathway [3]	163	362	304	213	105	1,147
Gas Delivery	20	20	20	20	20	100
Information Technology	10	10	10	11	10	51
Corporate Support and Other	65	40	34	31	43	213
Total Power Delivery	$1,072	$1,169	$1,052	$1,030	$ 893	$ 5,216

Pepco Holdings, Inc

(1)  Reflects the remaining anticipated reimbursement pursuant to awards from the U.S. DOE under the ARRA.
(2)  Installation of AMI in Delmarva-Maryland and New Jersey is contingent on regulatory approval.
(3) Assumes MAPP in-service date of 2015.
Note: See Safe Harbor Statement at the beginning of today’s presentation.
Construction Expenditure Forecast

MAPP - Construction Expenditures

(Millions of Dollars)

2015 In-Service Date

	2008	2009	2010	2011	2012	2013	2014	2015	Post 2015	Total
Pepco	$ 5	$ 22	$ 19	$ 112	$ 216	$ 166	$ 139	$ 45	$ 8	$ 732
Delmarva Power	1	8	11	51	146	138	74	60	-	489
Total	$ 6	$ 30	$ 30	$ 163	$ 362	$ 304	$ 213	$ 105	$ 8	$ 1,221

2011–2015: $ 1,147

2017 In-Service Date

	2008	2009	2010	2011	2012	2013	2014	2015	Post 2015	Total
Total	$ 6	$ 30	$ 30	$ 73	$ 191	$ 254	$ 258	$ 252	$ 127	$ 1,221

2011–2015: $ 1,028

2019 In-Service Date

	2008	2009	2010	2011	2012	2013	2014	2015	Post 2015	Total
Total	$ 6	$ 30	$ 30	$ 10	$ 10	$ 10	$ 163	$ 362	$ 600	$ 1,221

2011–2015: $ 555

Pepco Holdings, Inc

Note: Construction expenditures for in-service dates post-2015 not adjusted for inflation or changes in material prices.
Note: See Safe Harbor Statement at the beginning of today’s presentation.

800
700
600
500
400
300
200
100
0
($ in millions)
Project Development Pipeline
Construction
O&M

12

Pepco Energy Services
• During the 1st quarter:
 – Signed $8 million of energy efficiency contracts
 – Project Development Pipeline grew by 72% to $775 million
Contracts Signed and Project Development Pipeline
2008
2009
2010
Q12011

1st Qtr 2011
2010 Earnings Per Share from Continuing Operations	**$0.13**
Power Delivery	
Distribution Revenue – Rate Increases	0.06
Distribution Revenue – Weather	0.01
Distribution Revenue – Other	0.01
Network Transmission Revenue	0.05
ACE Basic Generation Service (primarily unbilled revenue)	0.01
Standard Offer Service Margin	0.01
Income Tax Adjustments	0.03
Operation and Maintenance Expense	(0.07)
Depreciation	(0.01)
Other	0.02
Pepco Energy Services	(0.01)
Other Non-Regulated	0.01
Corporate and Other	
Interest Expense	0.04
Income Tax Adjustments	(0.02)
2011 Earnings Per Share from Continuing Operations	**$0.27**

Pepco Holdings, Inc

Financial Performance - Drivers

$1.40
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
2010
2011E

Pepco Holdings, Inc

2011 Earnings Guidance
Earnings Per Share
$1.24
Guidance
Reflects earnings per share from ongoing operations
(GAAP results excluding special, unusual or extraordinary items)
$1.10 - $1.25
The guidance range excludes:
• The net mark-to-market effects of
 economic hedging activities at
 Pepco Energy Services
The guidance range
 assumes/includes:
• Normal weather
• Estimated incremental storm
 expenses incurred in January 2011
Actual*
* Excludes special items. See Appendix for reconciliation of GAAP earnings to earnings excluding special items.
Note: See Safe Harbor Statement at the beginning of today’s presentation.

Recent Financing Activity
• February 25 - Atlantic City Electric redeemed all outstanding cumulative preferred stock for approximately $6 million
 – PHI and its subsidiaries now have no preferred stock outstanding
• April 5 - Atlantic City Electric issued $200 million of first mortgage bonds
 – Annual fixed rate of 4.35% due April 1, 2021
 – Proceeds were used to redeem Atlantic City Electric commercial paper and for general corporate purposes
• May 2 - Delmarva Power repurchased $35 million of 4.9% tax-exempt put bonds due May 1, 2026
 – Bonds purchased pursuant to a mandatory repurchase obligation
 – Delmarva Power plans to remarket the bonds during the second quarter of 2011

Appendix

Net Earnings from Continuing Operations (Millions of dollars)		Twelve Months Ended December 31,
		2010
Reported (GAAP) Net Earnings from Continuing Operations		$139
Special Items:
•	Debt extinguishment costs	113
•	Restructuring charge	18
•	Effects of Pepco divestiture-related claims	6
•	Mirant bankruptcy settlement	-
•	Maryland income tax benefit	-
Net Earnings from Continuing Operations, Excluding Special Items		$276

Earnings per Share from Continuing Operations		Twelve Months Ended December 31,
		2010
Reported (GAAP) Earnings per Share from Continuing Operations		$0.62
Special Items:
•	Debt extinguishment costs	0.51
•	Restructuring charge	0.08
•	Effects of Pepco divestiture-related claims	0.03
•	Mirant bankruptcy settlement	-
•	Maryland income tax benefit	-
Earnings per Share from Continuing Operations, Excluding Special Items		$1.24
Reconciliation of GAAP Earnings to
Earnings Excluding Special Items